                           SIRIUS SATELLITE RADIO INC.
                            (a Delaware corporation)

                        10,000,000 Shares of Common Stock

                                 TERMS AGREEMENT

                                                               February 23, 2001


To:      Sirius Satellite Radio Inc.
         1221 Avenue of the Americas, 36th Floor
         New York, New York 10020

Ladies and Gentlemen:

         This is a Terms Agreement referenced in the Form Underwriting Agreement filed as an Exhibit to Registration Statement No. 333-86003, the terms of which are hereby incorporated herein. We understand that Sirius Satellite Radio Inc. (formerly known as CD Radio Inc.), a Delaware corporation (the "Company"), proposes to issue and sell 10,000,000 shares of its common stock, par value $.001 per share (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Lehman Brothers Inc. (the "Underwriter") offers to purchase the number of Underwritten Securities opposite its name set forth below at the purchase price set forth below, and some or all of the Option Underwritten Securities set forth below, to the extent any Underwritten Securities or Option Underwritten Securities are purchased in accordance with the terms hereof.

                                                                             Number of
                                                                           Underwritten
Underwriter                                                                 Securities
-----------                                                                 ----------
Lehman Brothers Inc...............................................           10,000,000

         The Underwritten Securities shall have the following terms:

                                  Common Stock


Title:                                               Common Stock, par value $.001 per share.

Number of shares:                                    10,000,000

Number of Option Underwritten Securities:            The Underwriter has an option to purchase up to an
                                                     additional 1,500,000 shares of Underwritten
                                                     Securities (the "Option Underwritten Securities") at
                                                     the public offering price, less an underwriting
                                                     discount, within 30 days from February 23, 2001 to
                                                     cover over-allotments.

Initial public offering price per share:             $21.00

Purchase price per share:                            $20.00

Listing requirements                                 Nasdaq National Market

Black-out provisions:                                None

Lock-up provisions:                                  For a period of 90 days from the issuance of the
                                                     Underwritten Securities, the Company may not,
                                                     without the prior written consent of Lehman Brothers
                                                     Inc., sell, grant options for the sale of or
                                                     otherwise dispose of shares of its capital stock or
                                                     any securities convertible into or exchangeable or
                                                     exercisable for its capital stock.  The Company will
                                                     use its reasonable efforts (which shall not include
                                                     the payment of money or other consideration) to
                                                     cause each executive officer and director of the
                                                     Company, Apollo Investment Fund IV, L.P., Apollo
                                                     Overseas Partners IV, L.P., Prime 66 Partners, L.P.,
                                                     Blackstone Management Associates III L.L.C. and
                                                     DaimlerChrysler Corporation to enter into lock-up
                                                     agreements, in form and substance satisfactory to
                                                     the Underwriter, as soon as reasonably practicable
                                                     prior to the closing date set forth herein.

Comfort letter:                                      The Underwriter acknowledges it will not
                                                     receive from Arthur Andersen LLP, at the time
                                                     of the signing of this Terms Agreement, the
                                                     Accountant's Comfort Letter referenced in
                                                     Section 5(g) of the Form Underwriting Agreement.
                                                     The Company shall use its best efforts to cause Arthur
                                                     Andersen LLP to deliver such Accountant's Comfort
                                                     Letter to the Underwriter, as soon as reasonably practicable.
                                                     In any event, the Company shall cause Arthur Andersen LLP
                                                     to deliver the Accountant's Comfort Letter referenced in
                                                     Section 5(g) of the Form Underwriting Agreement.

Counsel for the Company:                             Notwithstanding Section 5(c) of the Form
                                                     Underwriting Agreement, Simpson Thacher & Bartlett
                                                     shall be counsel for the Company.

Other terms and conditions:                          All notices and other communications hereunder
                                                     shall be in writing and shall be deemed to have
                                                     been duly given if mailed or transmitted by any
                                                     standard form of telecommunication. Notices to the
                                                     Underwriter shall be directed to the Underwriters
                                                     at Lehman Brothers Inc., 3 World Financial Center,
                                                     New York, New York 10285, attention of Jeff Klein;
                                                     notices to the Company shall be directed to the Company
                                                     at 1221 Avenue of the Americas, 36th Floor, New York,
                                                     New York 10020, attention of Patrick L. Donnelly,
                                                     Senior Vice President, General Counsel and Secretary.

Closing date and location:                           February 28, 2001

                                                     Cravath, Swaine & Moore
                                                     Worldwide Plaza
                                                     825 Eighth Avenue
                                                     New York, NY 10019-7475







                                                                               4

         Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                    Very truly yours,

                                    LEHMAN BROTHERS INC.


                                    By /s/ Elizabeth Satin
                                       ------------------------------
                                       Name: Elizabeth Satin
                                       Title: Authorized Signatory


Accepted:

SIRIUS SATELLITE RADIO INC.


By /s/ Patrick L. Donnelly
   ------------------------------------
   Name:  Patrick L. Donnelly
   Title:  Senior Vice President - General Counsel



